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                                                                  Exhibit 23(d)




                          [LOGO OF COOPERS & LYBRAND]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of American General Corporation ("American General") on Form S-4 to be filed with the Securities and Exchange Commission on or about January 29, 1996, and in the related Proxy Statement/Prospectus included therein, our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1994, except for Note 13 as to which the date is January 30, 1995, on our audit of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1993, and for the year then ended, which report is included in the Form 8-K of American General dated February 14, 1995, and of our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1995, on our audits of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1994, and 1993, and for the years ended, which report is included in the Form 8-K of American General dated April 14, 1995. We also consent to the references to our Firm under the caption "Experts" in the Registration Statement.

                                                  COOPERS & LYBRAND L.L.P.

Chicago, Illinois
January 26, 1996